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                                                                   Exhibit 3-128
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                                                            FILED
                                                         SEP. 1 1995
                                                       IN THE OFFICE OF
                                                      SECRETARY OF STATE
                                                         WEST VIRGINIA
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                            ARTICLES OF ORGANIZATION
                                       OF
                      GLENMARK LIMITED LIABILITY COMPANY I

      We, the undersigned, acting as the organizers of a limited liability company under the West Virginia Code ss. 31-lA-1, et seq., hereby adopt the following Articles of Organization:

                                   ARTICLE I.

                               NAME OF THE COMPANY

      The name of the limited liability company shall be Glenmark Limited Liability Company I.

                                   ARTICLE II.

                               PERIOD OF DURATION

      The period of duration of the company shall be thirty (30) years from the date of issuance of a certificate of organization by the West Virginia Secretary of State, unless terminated sooner according to the Operating Agreement or the law of the State of West Virginia.

                                  ARTICLE III.

                             PURPOSE OF ORGANIZATION

      The purpose for which the limited liability company is organized is to engage in the intermediate and long-term health care business and ancillary medical service business within the State of West Virginia and elsewhere and to transact any other lawful business.

                                   ARTICLE IV.

                     ADDRESS OF PRINCIPAL PLACE OF BUSINESS



      The address of the principal place of business will be 1369 Stewartstown Road, Morgantown, West Virginia.

                                   ARTICLE V.

                      NAME AND ADDRESS OF REGISTERED AGENT

      The name and address of the registered agent is:

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                                                 Mark R. Nesselroad
                                                 1369 Stewartstown Road
                                                 Morgantown, West Virginia 26505
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                                   ARTICLE VI.

                        LIABILITY OF MEMBERS AND MANAGERS

      The members of the Glenmark Limited Liability Company I shall have the same rights and liabilities as shareholders of a corporation organized under the laws of the State of West Virginia. If and to the extent that one or more managers are elected, such managers shall have the same rights and liabilities as a director of a corporation organized under the laws of the State of West Virginia.

                                  ARTICLE VII.

                                   AMENDMENTS

      These articles may be amended only upon the unanimous consent of the members.

                                  ARTICLE VIII.

                               OPERATING AGREEMENT

      The operation of the company may be governed by an Operating Agreement.

      WITNESS the following execution as of this 25th day of August, 1995.



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                                                 GLENMARK ASSOCIATES, INC.

                                                 By /s/ Mark R. Nesselroad
                                                 -------------------------------
                                                 Mark R. Nesselroad, Chairman


                                                 HORIZON ASSOCIATES, INC.

                                                 By /s/ [graphic of signature]
                                                 -------------------------------
                                                 Its PRESIDENT
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STATE OF WEST VIRGINIA,

COUNTY OF MONONGALIA, TO WIT:

      The foregoing instrument was acknowledged before me this 25th day of August, 1995, by Mark R. Nesselroad, Chairman of Glenmark Associates, Inc., a West Virginia corporation, on behalf of said corporation.

      My commission expires: July 10, 2005

(Notarial Seal)

[graphic omitted]                            /s/ [graphic of signature]
                                             -----------------------------------
                                                      Notary Public

STATE OF WEST VIRGINIA,

COUNTY OF MONONGALIA, TO WIT:


      The foregoing instrument was acknowledged before me this 25th day of August, 1995, by /s/ graphic , as President of Horizon Associates, Inc., a West Virginia corporation, on behalf of said corporation.

      My commission expires: July 10, 2005

(Notarial Seal)

[graphic omitted]                            /s/ [graphic of signature]
                                             -----------------------------------
                                                      Notary Public

This document was Prepared by:

      James A. Russell, Esquire, Steptoe & Johnson, P. 0. Box 1616, Morgantown, WV 26507-1616